From:                      TROPICAL SPORTSWEAR INT'L CORPORATION
                           4902 W. Waters Avenue, Tampa, FL 33634
                           Nasdaq National Market, Symbol: TSIC

Media Contact:             Hannah Arnold or Steve Alschuler, (212) 575-4545
                           Linden Alschuler & Kaplan, Inc.

Investor Contact:          Robin Cohan, Chief Financial Officer & Treasurer, (813) 249-4900
                           Tropical Sportswear Int'l Corporation
-------------------------------------------------------------------------------------------------------------------

                                                                                              For Immediate Release

                                Tropical Reports Third Quarter Fiscal 2004 Results

TAMPA,  Florida,  July 26, 2004 -Tropical  Sportswear Int'l Corporation ("TSI") (Nasdaq:  TSIC) announced today its third quarter fiscal 2004 results.

Net sales for the third  quarter of fiscal  2004 were  $74.8  million as  compared  with $96.7  million in the same period last year.  The Company  incurred a net loss for the third quarter of fiscal 2004 of $5.8 million,  or $0.52 per diluted share as compared with a net loss for the third quarter of fiscal 2003 of $30.6  million,  or $2.77 per diluted  share.  Gross margin for the third  quarter of fiscal 2004 was $15.8  million,  or 21.2% of net sales,  as compared with gross margin of $9.0 million, or 9.3% of net sales for the same period last year.

Operating  loss for the third  quarter of fiscal  2004 was  $586,000 as compared  with an  operating  loss of $14.0 million in the same  period  last year.  Selling,  general  and  administrative  expenses  in the third  quarter of fiscal 2004 are $4.2 million less than the same period last year.

Net sales for the nine  months of fiscal  2004 were $246.0  million as  compared  with $308.5  million for the same period  last year.  The Company  incurred a net loss for the nine  months of fiscal 2004 of $12.2  million or $1.11 per diluted  share,  compared  with a net loss of $34.9 million or $3.16 per diluted share for the same period last year.  Gross  margin for the nine months of fiscal 2004 was $49.7  million,  or 20.2% net sales,  as compared  with gross margin of $52.8 million, or 17.1% of net sales for the same period last year.

Operating  income for the nine months of fiscal  2004 was  $801,000 as  compared  with an  operating  loss of $16.5 million in the same period last year.  Selling,  general and administrative  expenses for the nine months of fiscal
2004 are $11.5 million less than the same period last year.

Other  income of $2.8  million for the nine months of fiscal  2004,  is composed of a $3.5 million gain on the sale of the Company's unoccupied  administration building,  offset in part by $722,000 of costs related to the phase out of the Tampa,  Florida  cutting  operations,  consisting  primarily of asset  writedowns  and losses on the sale of machinery and  equipment.  Other charges of $6.1 million  recorded in the nine months of fiscal 2003 included costs resulting from the separation of the Company's  former chief executive  officer,  costs related to disposing of one of the  Company's  corporate  aircraft,  charges  related  to the  closure of the Duck Head(R)retail  outlet  store business,  reserves for certain  contract  disputes/litigation  and investment  banking  advisory fees. These items were  offset,  in part by a gain on the sale of the Duck  Head(R)trademarks  and a  reduction  of  estimated  costs related to the consolidation and reorganization of the Company's Savane(R)division.

The Company also  previously  announced  in June,  the signing of a new Loan and  Security  Agreement  with The CIT
Group.  At the end of June,  availability  under this  agreement  was $24.8  million.  The  Company  also wrote off approximately  $1.7 million of debt issue costs associated with its previous  revolving credit line and real estate loan during the third quarter of fiscal 2004.

Robin  Cohan,  Chief  Financial  Officer,  commented,  "TSI has made  significant  progress  both  financially  and operationally.  We have  increased  liquidity,  reduced  debt,  and lowered  expenses.  Our new bank facility was a strong vote of confidence by our lenders."

Richard Domino,  President,  commented,  "Having improved our financial  position,  TSI is working  aggressively to identify more ways to deliver  greater value to our  customers.  A central part of this process was the creation of three new  strategic  business  units.  The value we will  provide  will be derived from  designing  new  products, enabling our customers to  differentiate  themselves and minimize  inventory  risk, and leveraging our expertise to help retailers increase demand for products,  accelerate  inventory  turnover and achieve higher margins.  This, in turn, should enable TSI to remain competitive in an industry that continues to experience rapid change."

The  Company's  most  current  releases  may  be  viewed  on  the  Worldwide  Web  at  the  Company's   website  at
www.tropicalsportswear.com.

On July 27, 2004 at 9:00 am (EDT),  the Company will host a conference  call to discuss the third quarter  results.
The dial in number  is (913)  981-5509.  For  those who  cannot  listen  to the live  broadcast,  a replay  will be available for one week after the call. To listen to the replay, call (719) 457-0820 and enter pass code 186715.

The call will also be broadcast  live over the  Internet  via  www.viavid.net  or  www.tropicalsportswear.com.  For those who are  unavailable to listen to the live  broadcast,  a replay will be available  shortly after the call on the above web site for one week.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold  to major retailers in all levels and channels of distribution.  Primary product lines feature casual and dress-casual pants, shorts, denim jeans, and  woven  and knit  shirts.  Major owned  brands  include Savane(R),
Farah(R), Flyers(TM), The Original  Khaki Co.(R),   Bay to Bay(R),   Two Pepper(R),  Royal  Palm(R), Banana Joe(R),
and Authentic Chino Casuals(R).  Licensed brands include Bill Blass(R) and Van Heusen(R). Retailer national private brands that we produce include Puritan(R), George(TM), Member's Mark(R), Sonoma(R), Croft &  Barrow(R),  St. John's
Bay(R),  Roundtree  &  Yorke(R),   Geoffrey  Beene(R),  Izod(R),  and  White  Stag(R).  TSI distinguishes itself by providing  major retailers with comprehensive brand management  programs and uses advanced  technology  to  provide retailers with customer,  product and market analyses,  apparel  design, and merchandising consulting and inventory forecasting  with a focus on return on investment.

     This press release contains  forward-looking  statements,  which are subject to the safe harbor created by the
Private Securities  Litigation Reform Act of 1995.  Management cautions that these statements represent projections and estimates of future  performance  and involve  certain risks and  uncertainties.  The Company's  actual results could  differ  materially  from  those  anticipated  in these  forward-looking  statements  as a result of  factors including,  without  limitation,  potential  negative  effects  resulting from  reorganization  of the Company into strategic  business  units;  potential  negative  effects from changes in management;  potential  negative  effects resulting  from  fluctuating  inventory  levels;  potential  negative  effects  resulting  from the sale of  excess inventory at reduced prices;  potential negative effects from the termination of the Victorinox(R)license agreement and the transition of this business to Swiss Army Brands,  Inc.;  restrictions and limitations  placed on us by our debt instruments;  inability to meet operating plans to assure compliance with loan agreement covenants;  inability to achieve  greater  availability  or reduced  interest  costs under the new loan  agreement;  inability to achieve minimum  availability levels;  potential negative effects of loan agreement covenant violations,  should any occur;
expectations  and beliefs with respect to the  turnaround  efforts  that may not be  achieved;  potential  negative effects  resulting  from the  shareholder  claims  against the Company;  potential  negative  effects from reducing personnel and not realizing the estimated  savings;  potential  negative effects from  transitioning  the Company's cutting operations from Tampa,  Florida to contractors in the Dominican  Republic and Honduras;  potential negative effects from the sale of the cutting facility;  expectations and beliefs with respect to brand strategy,  research, repositioning,  and  creative  development  for the  Savane(R)brand that may not be  achieved;  potential  negative effects from general  economic  conditions,  including but not necessarily  limited to, recession or other cyclical effects  impacting  our  customers  in the US or abroad,  changes in  interest  rates or currency  exchange  rates;
potential  changes  in  demand  in the  retail  market;  reduction  in the  level  of the  consumer  spending;  the availability and price of raw materials and global  manufacturing  costs and restrictions;  increases in costs; the continued  acceptance of the Company's existing and new products by its major customers;  the financial strength of the  Company's  major  customers;  the ability of the Company to continue  to use and the  Company's  existing  and prospective customer's continued acceptance of certain licensed trademarks and tradenames, including Bill Blass(R), and Van Heusen(R);  business disruptions and costs arising from acts of terrorism or military activities around the globe;  and other risk factors  listed from time to time in the Company's  reports  (including its Annual Report on
Form 10-K) filed with the U.S.  Securities and Exchange  Commission.  In addition,  the estimated financial results for any period do not  necessarily  indicate  the  results  that may be  expected  for any future  period,  and the
Company assumes no obligation to update them.

                                          - FINANCIAL TABLES TO FOLLOW -

                                       Tropical Sportswear Int'l Corporation

                                  Condensed Consolidated Statements of Operations
                              (amounts in thousands except share and per share data)

                                                     Three Months Ended                    Nine Months Ended
                                             -----------------------------------   ----------------------------------
                                                 July 3,           June 28,            July 3,           June 28,
                                                  2004               2003                2004              2003
                                             ----------------   ----------------   -----------------  ---------------

Net sales                                            $74,818            $96,732            $245,968         $308,498
Cost of goods sold                                    58,982             87,706             196,272          255,649
                                             ----------------   ----------------   -----------------  ---------------
Gross profit                                          15,836              9,026              49,696           52,849
Selling, general and administrative
expenses                                              16,422             20,624              51,677           63,201
Other                                                     --              2,361             (2,782)            6,113
                                             ----------------   ----------------   -----------------  ---------------
Operating income (loss)                                (586)           (13,959)                 801         (16,465)

Other expenses:
Interest, net                                          3,503              3,046              10,849            8,743
Loss on extinguishment of debt                         1,692                 --               1,692               --
Other, net                                                48                220                 (7)            (874)
                                             ----------------   ----------------   -----------------  ---------------
                                                       5,243              3,266              12,534            7,869

Loss before income taxes                             (5,829)           (17,225)            (11,733)         (24,334)
Provision (benefit) for income taxes                    (42)             13,339                 516           10,610
                                             ----------------   ----------------   -----------------  ---------------
Net loss                                            $(5,787)          ($30,564)           ($12,249)        ($34,944)
                                             ================   ================   =================  ===============

Basic loss per share                                 $(0.52)            $(2.77)             $(1.11)          $(3.16)
                                             ================   ================   =================  ===============

Weighted average number of shares
      used in the calculation - Basic             11,057,000         11,047,000          11,056,000       11,043,000

Diluted loss per share                               $(0.52)            $(2.77)             $(1.11)          $(3.16)
                                             ================   ================   =================  ===============

Weighted average number of shares
     used in the calculation - Diluted            11,057,000         11,047,000          11,056,000       11,043,000

                                       Tropical Sportswear Int'l Corporation

                                       Condensed Consolidated Balance Sheets
                                              (amounts in thousands)

                                                                                July 3,          September 27,
                                                                                  2004                2003
                                                                            -----------------   -----------------
                    ASSETS

          Current assets:
             Cash and marketable securities                                         $ 7,274             $  4,485
             Accounts receivable                                                     45,772               64,355
             Inventories                                                             44,116               73,293
             Prepaid expenses and other current assets                               11,403               11,001
             Assets held for sale                                                     3,685                6,597
                                                                            -----------------   -----------------
                         Total current assets                                       112,250              159,731

          Property & equipment, net                                                  25,937               34,902
          Trademarks                                                                 12,903               12,936
          Other assets                                                                4,633                6,710
                                                                                                -----------------
                                                                            -----------------
                         Total assets                                              $155,723             $214,279
                                                                            =================   =================

                    LIABILITIES AND SHAREHOLDERS' EQUITY

          Current liabilities
             Accounts payable and accrued expenses                                 $ 28,747             $ 48,522
             Revolving credit line                                                    7,704               25,685
             Current portion of long-term debt and capital leases                       589                1,964
                                                                            -----------------   -----------------
                         Total current liabilities                                   37,040               76,171

          Long-term debt and capital leases                                         100,265              107,772
          Other non-current liabilities                                               7,295                7,585
                                                                            -----------------   -----------------
                          Total liabilities                                         144,600              191,528

          Shareholders' equity:
             Preferred stock                                                              -                    -
             Common stock                                                               111                  111
             Additional paid in capital                                              88,584               88,575
             Retained deficit                                                      (70,866)             (58,617)
             Accumulated other comprehensive loss                                   (6,706)              (7,318)
                                                                            -----------------   -----------------
                         Total shareholders' equity                                  11,123               22,751
                                                                            -----------------   -----------------

                         Total liabilities and shareholders' equity                $155,723             $214,279
                                                                            =================   =================